Exhibit 99.1

         Biosite(R) Incorporated Reports Second Quarter 2003 Results



                     Quarterly Earnings Double Over 2002



    SAN DIEGO, July 24 /PRNewswire-FirstCall/ -- Biosite Incorporated

(Nasdaq: BSTE), a leading provider of novel, rapid medical diagnostics that improve diagnosis of critical diseases, today reported that total revenues for the second quarter of 2003 grew 79 percent on a year-over-year basis, while net income for the same period grew 131 percent.  Biosite's operating income in the second quarter grew to 25 percent of total revenues, up from 19 percent of revenues in the same period of 2002.

    The Company revised its year-over-year revenue growth forecast for 2003 from its previous range of 60 to 80 percent, to a range of 65 to 80 percent.

Estimated year-over-year growth in diluted earnings per share was raised to a range of 90 to 105 percent, from the previous range of 80 to 100 percent.



     Following are financial highlights of Biosite's second quarter results:





     ($ in 000's)                           Three months ended

                                         6/30/2003     6/30/2002   % Change

     Triage(R) BNP sales                   $27,801       $8,143       241

     Total product sales                    43,776       23,117        89

     Total revenue                          44,698       24,955        79

     Net income                              7,202        3,124       131

     Earnings per share (Diluted)             $.43         $.20       115

     Gross margin on product sales             69%          69%

     Operating margin                          25%          19%



                                          June 30,

                                            2003

     Cash Balance                          $56,581







     ($ in 000's)                            Six months ended

                                         6/30/2003     6/30/2002   % Change

     Triage(R) BNP sales                   $49,983      $12,266       308

     Total product sales                    82,871       40,911       103

     Total revenue                          84,639       43,603        94

     Net income                             13,168        4,758       177

     Earnings per share (Diluted)             $.80         $.31       160

     Gross margin on product sales             67%          69%

     Operating margin                          24%          16%



                                         December 31,

                                             2002

     Cash Balance                          $70,896





    "Our performance in the first half of 2003 was outstanding, and we are particularly pleased to report that capacity issues are behind us," said Kim

Blickenstaff, Biosite president and chief executive officer.  "Customer demand for BNP remains strong and supports our belief that the market for this product holds considerable potential."

    Biosite's Triage BNP Test, which aids in the diagnosis and assessment of heart failure patients and in the risk stratification of acute coronary syndromes patients, led product sales with year-over-year growth in excess of

200 percent for the second quarter of 2003.  In the second quarter the customer base for the Triage BNP Test increased to approximately 2,030 hospitals, compared with 1,675 at March 31, 2003.



    In addition to announcing financial results, Biosite reported on other operating activities:

    Subsequent to the second quarter announcement of its intent to commercialize a BNP test for Beckman Coulter's immunoassay systems, Biosite,

with input from Beckman Coulter where appropriate, commenced marketing,

regulatory and manufacturing planning for the new assay.  Product development is also underway and Biosite intends to launch the new product in the first quarter of 2004.

    In the second quarter of 2003, Biosite and PSS World Medical initiated distribution scale-up activities aimed at promoting widespread use of the

Triage BNP Test in the physician office market.  Biosite completed hiring of its physician office sales team and trained PSS' sales representatives.

    Development of Biosite's stroke diagnostic continued in the second quarter of 2003, as did recruitment of medical centers for the related clinical study.

Biosite expects approximately 15 centers to participate in the multi-national study, which is expected to commence in the fourth quarter of 2003.  The company intends to launch its stroke diagnostic in Europe in the second quarter of 2004.

    In the second quarter of 2003, Biosite completed the purchase of

17.7 acres of land, which will serve as the location for the company's new headquarters.  The purchase price was $19 million, which the company paid using available cash balances.  Biosite plans to complete the purchase of an additional 8.4 acres of adjacent land later this year.



    About Biosite

    A leader in the drive to advance diagnosis, Biosite Incorporated is a research-based company dedicated to the discovery and development of novel protein-based diagnostic tests that improve a physician's ability to diagnose debilitating and life-threatening diseases.  Through combined expertise in diagnostic discovery and commercialization, the Company is able to access potential markers of disease, identify proteins with high diagnostic utility,

develop and commercialize products and educate the medical community on new diagnostic approaches, thereby benefiting patients.  Biosite's Triage(R) rapid diagnostics are used in approximately 50 percent of U.S. hospitals and in over

50 international markets for toxicology screening and diagnosis of infectious and cardiovascular disease.  Information on Biosite can be found at

www.biosite.com .



    A live web cast of Biosite's second quarter conference call for investors can be accessed via the internet at www.biosite.com beginning at 2:30 p.m.

(Pacific) on July 24, 2003.  The call will be archived for at least 21 days.

A telephone replay of the call will also be available by calling

(800) 642-1687 -- ID# 1699596.



    Except for the historical information presented herein, matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including but not limited to statements that are preceded by, followed by, or that include the words "will"; "believes"; "should"; "intend"; "anticipates"; "plans";

"expects"; "estimates"; or similar statements are forward-looking statements.

Risks and uncertainties include risks associated with the development of a BNP test for use on the Beckman Coulter family of immunoassay and chemistry systems, Biosite's ability to market and sell such a product to users of

Beckman Coulter's systems, the continued growth of the BNP market, the implementation of automated and semi-automated manufacturing methods, costs and expenses that the Company may incur in transitioning from a distributor sales model to a direct sales model in selected international markets and

Biosite's ability to promote and sell products through a direct sales force in those markets, PSS' ability to effectively promote the Triage BNP Test and acceptance of the Triage BNP Test in the physician office market, Biosite's ability to initiate and complete clinical trials for its stroke diagnostic in the manner and in the timeframe expected, and the Company's ability to obtain regulatory approvals needed to launch the stroke diagnostic as currently planned.  Other risks that should be considered include risks associated with changing market conditions, sales, profitability, and the extent to which our other products and products under development are successfully developed and gain market acceptance, risks associated with the introduction of competitive products from companies with greater capital and resources, and risks and expenses associated with litigation, contract disputes, patent conflicts,

product recalls, manufacturing constraints, backlog, delays or inefficiencies,

shipment problems, seasonal customer demand, the timing of significant orders,

uncertainties or delays, changes in reimbursement policies, regulatory changes, competitive pressures on average selling prices, changes in the mix of products sold, and the other risks detailed in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings.  The

Company disclaims, however, any intent or obligation to update these forward-

looking statements. Copies of the Company's public disclosure filings are available from the Investor Relations department.



    Biosite(R) and Triage(R) are registered trademarks of Biosite

Incorporated.  New Dimensions in Diagnosis(TM) and the Company's logo are trademarks of Biosite Incorporated.





                               Biosite Incorporated

                       Unaudited Statements of Income Data

                      (in thousands, except per share data)



                        Three months ended          Six months ended

                               June 30,                  June 30,

                           2003     2002  % Change   2003     2002  % Change



    Total revenues:

      Product sales      $43,776  $23,117     89%   $82,871  $40,911   103%

      Contract revenue       922    1,838    (50%)    1,768    2,692   (34%)

        Total revenues    44,698   24,955     79%    84,639   43,603    94%



    Gross margin on

     product sales            69%      69%    (0%)       67%      69%   (2%)



    Operating expenses:

      Cost of product

       sales              13,638    7,107     92%    27,472   12,754   115%

      Selling, general,

       and

       administrative     13,563    7,844     73%    25,003   13,903    80%

      Research and

       development         6,256    3,820     64%    11,470    7,358    56%

      License & patent

       disputes                0    1,498   (100%)        0    2,815  (100%)

        Total operating

         expenses         33,457   20,269     65%    63,945   36,830    74%



    Operating income      11,241    4,686    140%    20,694    6,773   206%



    Operating income

     as % of total

     revenue                  25%      19%               24%      16%



    Interest and other

     income, net             531      496      7%       841    1,021   (18%)



    Income before

     provision for

     income taxes         11,772    5,182    127%    21,535    7,794   176%



    Provision for

     income taxes         (4,570)  (2,058)   122%    (8,367)  (3,036)  176%



    Net income            $7,202   $3,124    131%   $13,168   $4,758   177%



    Diluted net income

     per share             $0.43    $0.20    115%     $0.80    $0.31   160%



    Diluted shares used

     in calculating

     per share amounts    16,694   15,570            16,412   15,408







                               Biosite Incorporated

                                Balance Sheet Data

                                  (in thousands)



                                           June 30, 2003   December 31, 2002

                                            (Unaudited)

    Assets

      Cash, cash equivalents & marketable

       securities                             $56,581           $70,896

      Accounts receivable                      12,331            10,996

      Inventories                              24,196            12,295

      Other current assets                      8,356             4,574

         Total current assets                 101,464            98,761



      Property, equipment and leasehold

       improvements                            48,894            19,864

      Patents and license rights, net           7,211             7,899

      Other assets                              6,141             4,730

         Total assets                        $163,710          $131,254



    Liabilities and Stockholders' Equity

      Current liabilities                     $19,003           $18,060

      Long-term obligations                     9,899             5,253

      Stockholders' equity                    134,808           107,941

         Total liabilities and

          stockholders' equity               $163,710          $131,254





SOURCE  Biosite Incorporated

    -0-                             07/24/2003

    /CONTACT:  Nadine Padilla, Vice President, Corporate & Investor Relations,

Biosite Incorporated, +1-858-455-4808 ext. 3187, npadilla@biosite.com/

    /Company News On-Call:  http://www.prnewswire.com/comp/116737.html /

    /Web site:  http://www.biosite.com /

    (BSTE)



CO:  Biosite Incorporated

ST:  California

IN:  HEA MTC BIO

SU:  ERN CCA